UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

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Filed by a Party other than the Registrant

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Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Kinder Morgan, Inc.

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(Name of Registrant as Specified In Its Charter)

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Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

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(2)

Aggregate number of securities to which transaction applies:

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)

Proposed maximum aggregate value of transaction:

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(5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

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(2)

Form, Schedule or Registration Statement No.:

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(3)

Filing Party:

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(4)

Date Filed:

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The following is the text of a communication

To Kinder Morgan Human Resources Employees to assist in

Responding to Questions about the Merger

September 20, 2006

Stock/Restricted Stock

Stock Options & Restricted Stock

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Unvested stock options and restricted stock will automatically become 100% vested at the time of the merger.

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Employees holding outstanding/unexercised stock options will receive cash equal to the “spread” on the options at the time of the merger.

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($107.50 – exercise price) x number of shares subject to outstanding options (less appropriate taxes)

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Employees with unvested shares of Restricted Stock will receive the value of the unvested shares.

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$107.50 x number of unvested restricted shares (less appropriate taxes)

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Stock cash-out will be processed either through Smith Barney or Payroll and will be subject to appropriate taxes.

ESPP Shares

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Quarterly purchases will continue until the closing date of the merger.

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If the merger occurs in the middle of a purchase period, ESPP participants will receive a refund of their payroll deductions for that quarter.

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Example #1:  The merger closes on December 1, 2006.  Each ESPP participant will receive a refund of his/her ESPP payroll deductions made to-date during the 4th quarter, 2006.

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Example #2:  The merger closes on February 18, 2007.  Each ESPP participant will receive a refund of his/her ESPP payroll deductions made to-date during the 1st quarter, 2007.  However, ESPP participants will participate in the 4th quarter 2006 purchase.

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Closing dates used above are for illustrative purposes only, and are not predictions of actual closing date.

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Eligible employees may continue to enroll and change payroll deduction amount.

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Foreign Subsidiary ESPP – current participants may not increase payroll deduction amount.

July 2006 Restricted Stock Grant

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There will be no accelerated vesting on the July 2006 grant.

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Cash dividends shall continue as if shares were granted.

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The Compensation Committee approved the restricted stock grant contingent upon whether or not the privatization proposal is completed.

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If privatization occurs, a substitute plan using cash will be implemented and the shares granted in July will not be issued.

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We will await the results of the shareholder vote.

New ESPP

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A new ESPP will be implemented if the company goes private.  The terms of the new plan will be as similar to the current plan as possible.

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Able to purchase KMP or KMR securities – not KMI securities.

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KMP and KMR will be purchased at a 10% discount.

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The 10% discount will be fully taxable to employees as imputed income.

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KMP and KMR are not eligible for the 401k because of (1) UBIT or (2) prohibited security.

Important Additional Information Regarding the Merger will be Filed with the SEC.

In connection with the proposed merger, Kinder Morgan, Inc. (the “Company”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, telephone (713) 369-9490, or from the Company’s website, http://www.kindermorgan.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2006.  Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.